UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

0-50440	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Other Events

On February 25, 2014, Supernus issued a press release announcing that it expects to report financial results for the fourth quarter and full year ending December 31, 2013 after the market closes on March 12, 2014, and will hold a conference call and webcast on that date to review the 2013 financial results and to provide a business update.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01              Other Events.

On February 20, 2014, Supernus issued a press release announcing that the company’s management will provide a business update on March 3, 2014 at the Cowen and Company Healthcare Conference in Boston, Massachusetts.  A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

The following document is furnished as Exhibit pursuant to Item 2.02 hereof:

Exhibit 99.1 — Press Release Dated February 25, 2014 of the Company.

The following document is furnished as Exhibit pursuant to Item 8.01 hereof:

Exhibit 99.2 — Press Release Dated February 20, 2014 of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: February 26, 2014	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release Dated February 25, 2014 of the Company.	Attached

99.2	Press Release Dated February 20, 2014 of the Company.	Attached